Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 28th day of February, 2000, by and between Michael K. O'Gara, a resident of Minnesota ("Employee") and ENGINEERING ANIMATION, INC., a Delaware corporation with its principal offices in Ames, Iowa ("EAI" or "Company").

                                    RECITALS

         A. EAI is in the business of producing 3D visualization software products and conducting various other activities associated therewith.

         B. EAI desires to employ Employee and Employee desires to be employed by EAI on the terms and conditions set forth herein.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         4. Employment Terms. Subject to the terms and conditions set forth herein, EAI will employ Employee for a term commencing as of February 28, 2000 (the "Effective Date") and ending on the second anniversary of the Effective Date, or such earlier date as may occur pursuant to the terms of this Agreement (the "Employment Term"). This Agreement may be extended by mutual agreement of the parties.

         5. Employment Duties. During the term of this Agreement, Employee will serve EAI as Vice President and Chief Financial Officer. Employee's duties shall include those duties as assigned from time to time by the President of EAI, subject to the terms of this Agreement. Employee will, during the term of this Agreement, serve the Company faithfully, diligently and competently and will perform assigned duties on a full-time basis to the best of Employee's ability.

         6. Compensation. During the term of employment, EAI will pay to Employee for services rendered by Employee under this Agreement, the following:

         (a) From the Effective Date of this Agreement through the second anniversary of the Effective Date, a salary at a rate of $200,000 per annum ($16,666.66 per month) payable in arrears monthly, in accordance with the EAI's ordinary payroll practices; and

         (b) From the Effective Date of this Agreement through the first anniversary of the Effective Date, Employee shall receive a fixed bonus of $40,000, paid quarterly in arrears, and shall be eligible to receive an additional bonus of up to $40,000 provided that certain performance goals, as established by agreement between Employee and the President, are met.

         (c) Employee shall receive a car allowance of $750 per month as additional compensation and in lieu of reimbursement for personal auto mileage expenses. Normal payroll taxes shall apply to this payment.

         (d) During the last quarter of each fiscal year Employee will participate in the planning process which results in the establishment of goals and budgets for the following fiscal year. After the end of each fiscal year of the Company, during the Employment Term, Employee shall be eligible for an annual performance bonus, the nature and amount of which shall be determined by and in the discretion of the Company after reviewing Employee's performance and the Company's results of operations during and for such fiscal year and such other considerations deemed appropriate by the Company.
                  Notwithstanding anything else in this Agreement, the declaration and payment and the amount of any performance bonus to Employee shall be in the discretion of the Company and Employee shall have no absolute right to a performance bonus in any year.

Payments made pursuant to this section while Employee is employed by shall be treated as wages for withholding and employment tax purposes.

         4. Severance Provisions. In the event that Employee is terminated during the first twelve months of this Agreement for any reason whatsoever (including termination for Good Reason), except for cause as defined in Paragraph 8, Employee shall receive a lump sum severance payment in an amount equal to two hundred percent (200%) of the Employee's total compensation at plan for the first twelve months pursuant to this agreement. In the event that Employee is terminated at any time after the first twelve months of this Agreement, and before the second anniversary of this agreement, for any reason whatsoever (including termination for Good Reason), except for cause as defined in Paragraph 8, Employee shall receive a lump sum severance payment in an amount equal to one hundred fifty percent (150%) of the Employee's total compensation at plan at the time of termination.

         5.       Benefits.

          (b)     Employee  shall  be entitled  durin  the  Employment  Term  to participate in such employee benefit plans and programs, including, without limitation, 401(k) plan, cafeteria, health and life insurance plans, as are maintained from time to time for employees of EAI to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. The Company does not promise the adoption or continuance of any particular plan or program during the employment term and employee's(and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable from time to time thereto.

         (c) During the Employment Term, Employee shall be entitled to paid time off in accordance with the policies of the Company which provide for fifteen (15) days paid time off during the first year of employment, eighteen (18) days during the second year of employment, and twenty-one (21) days during the third year of employment. In addition, Employee shall be entitled to paid time off on such holidays as are observed by the Company from time to time. Accrued, unused vacation may be carried over from one year to the next in accordance with Company policies.

         6. Reimbursement of Expenses. To the extent consistent with the general expense reimbursement policies maintained by EAI from time to time, Employee shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket trade or business expenses which Employee incurs in connection with performing his duties under this Agreement, including reasonable travel and meal expenses. The reimbursement of all such expenses shall be made upon presentation of evidence reasonably satisfactory to EAI of the amounts and nature of such expenses and shall be subject to the prior approval of EAI.

         7.       Employee  Proprietary  Information,   Invention  and  Busines
Opportunity Agreement. Employee agrees to be bound by the terms of the Employee Proprietary Information, Invention and Business Opportunity Agreement which is attached hereto as Exhibit A.

         8. Termination. This Agreement may be terminated for Cause or for Good Reason. Cause shall be defined as (i) any action by Employee involving willful gross misconduct having a material adverse effect on the Company; (ii) Employee being convicted of a felony under the laws of state of the United States or any state or under the laws of any other country or political subdivision thereof. Good Reason shall be defined as: (a) relocation of the principal place at which the Employee's duties are to be performed; (b) a reduction in the salary, or in the benefits or perquisites provided the Employee; (c) a substantial reduction in the Employee's responsibilities, authorities or functions (d) a Change of Control of EAI.

         9. Arbitration. Any and all disputes arising directly or indirectly out of or relating in any way to this Agreement that cannot be satisfactorily resolved by the parties shall be submitted to binding arbitration pursuant to the rules then in effect of the American Arbitration Association (AAA). Arbitration shall be held in Chicago, Illinois. The arbitrator(s), who shall be attorneys experienced in employment law, shall decide the matters submitted to them based upon the evidence presented and the terms of this Agreement. The arbitrator(s) shall issue a written award that shall state the basis of the award, the findings of fact and the conclusions of law. The arbitration award shall be final, non-appealable and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction thereof.

         10.      Miscellaneous.

         a. All notices hereunder shall be in writing and shall be deemed given when delivered in person or when sent by email or telecopier followed by hard copy; or following three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two (2) days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                  If to Employee:     Addressed to the last address on the
                                      payroll records of EAI.

                  If to EAI:          Engineering Animation, Inc.
                                      2321 North Loop Drive
                                      Ames, IA  50010
                                      Attention:  Jamie A. Wade, General Counsel

         b. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

         c. This Agreement contains all of the agreements between the parties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

         d. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party.

         e. If any provisions of this Agreement (or portions thereof) shall, for any reason, be deemed invalid or unenforceable by any court of competent jurisdiction, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. EAI's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

         f. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute a single instrument.

         g. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Iowa applicable to contracts made in Iowa (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ENGINEERING ANIMATION, INC.                     MICHAEL K. O'GARA, EMPLOYEE


By: /s/ Robert M. Nierman                     /s/ Michael K. O'Gara
    --------------------------------            ---------------------
Name:    Robert M. Nierman
Title:   President and
         Chief Operating Officer